EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of General Signal Corporation on Form S-4 of our report dated January 31, 1995, on our audits of the consolidated financial statements and financial statement schedule of Data Switch Corporation as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994. We also consent to the reference to our Firm under the caption "Experts."



                                                      Coopers & Lybrand L.L.P.



Stamford, Connecticut
September 6, 1995